Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Macreport.net, Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended May 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, V. William Lucchetti, Jr., Chairman, Chief Executive Officer and President (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

_______/s/___________
V. William Lucchetti, Jr.
Chief Executive Officer
July 20, 2006